UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

--------------------

CLOUGH GLOBAL EQUITY FUND

------------------------------------------------

(Exact Name of Registrant as Specified in Its Charter)

Delaware -------------------------------------	20-2248098 -----------------------------------------
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1625 Broadway, Suite 2200

Denver, Colorado 80202

------------------------------------------------------------

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so Registered -------------------------------------	Name of each exchange on which each class is to be registered -----------------------------------------
Common Shares of beneficial interest	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-122558

     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The shares (the "Shares") to be registered hereunder are Common Shares of beneficial interest, no par value per share of the Clough Global Equity Fund (the "Registrant").  A description of the Shares is contained under the heading "Description of Capital Structure" in the prospectus included in the Registrant's registration statement on Form N-2, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on March 25, 2005 (Registration Nos. 333-122558 and 811-21712, respectively), and such description is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the instructions as to exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLOUGH GLOBAL EQUITY FUND

Dated: April 15, 2005

By: /s/ Jeremy O. May

Jeremy O. May, Treasurer